Exhibit 99.2

 WEX Fourth Quarter 2021 Earnings  February 10, 2022

 This earnings materials contain forward-looking statements, including statements regarding: assumptions underlying the Company's future financial performance, future operations; future growth opportunities and expectations; expectations for future revenue performance, future impacts from areas of investment, expectations for the macro environment; and, expectations for volumes. Any statements that are not statements of historical facts may be deemed to be forward-looking statements. When used in this earnings release, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” "will" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially, including: the extent to which the coronavirus (COVID-19) pandemic and measures taken in response thereto impact the Company’s employees, business, results of operations and financial condition in excess of current expectations, particularly with respect to demand for worldwide travel; the impact of fluctuations in fuel prices and fuel spreads in the Company’s international markets, including the resulting impact on the Company’s revenues and net income; the failure to maintain or renew key customer and partner agreements and relationships, or to maintain volumes under such agreements; breaches of, or other issues with, the Company’s technology systems or those of its third-party service providers and any resulting negative impact on its reputation, liabilities or relationships with customers or merchants; the actions of regulatory bodies, including banking and securities regulators, or possible changes in banking or financial regulations impacting the Company’s industrial bank, the Company as the corporate parent or other subsidiaries or affiliates; the failure to comply with the applicable requirements of MasterCard or Visa contracts and rules; the effects of general economic conditions, including a decline in demand for fuel, travel related services, or healthcare services, and payment and transaction processing activity; failure to expand the Company’s technological capabilities and service offerings as rapidly as the Company’s competitors; changes in interest rates and the rate of inflation; the ability to attract and retain employees; limitations on or compression of interchange fees; the impact and size of credit losses; the success of the Company’s recently announced Executive Leadership Team and strategic reorganization; the effects of the Company’s business expansion and acquisition efforts; the failure of corporate investments to result in anticipated strategic value; the failure to comply with the Treasury Regulations applicable to non-bank custodians; potential adverse changes to business or employee relationships, including those resulting from the completion of an acquisition; competitive responses to any acquisitions; uncertainty of the expected financial performance of the combined operations following completion of an acquisition; the failure to complete or successfully integrate the Company’s acquisitions or to realize anticipated synergies and cost savings from such acquisitions; unexpected costs, charges, or expenses resulting from an acquired company or business; the impact of changes to the Company’s credit standards; the impact of foreign currency exchange rates on the Company’s operations, revenue and income;the impact of the future transition from LIBOR as a global benchmark to a replacement rate; the impact of the Company’s debt instruments on the Company’s operations; the impact of leverage on the Company’s operations, results or borrowing capacity generally, and as a result of acquisitions specifically; the impact of sales or dispositions of significant amounts of the Company’s outstanding common stock into the public market, or the perception that such sales or dispositions could occur; the possible dilution to the Company’s stockholders caused by the issuance of additional shares of common stock or equity-linked securities, whether as result of the Company’s convertible notes or otherwise; the incurrence of impairment charges if the Company’s assessment of the fair value of certain of its reporting units changes; the uncertainties of litigation; as well as other risks and uncertainties identified in Item 1A of our annual report for the year ended December 31, 2020, filed on Form 10-K with the Securities and Exchange Commission on March 1, 2021 and Item 1A of our quarterly reports for the quarters ended June 30, 2021 and September 30, 2021, filed on Forms 10-Q with the Securities and Exchange Commission on August 4, 2021 and November 9, 2021, respectively. The Company's forward-looking statements do not reflect the potential future impact of any alliance, merger, acquisition, disposition or stock repurchases. The forward-looking statements speak only as of the date of this earnings release and undue reliance should not be placed on these statements. The Company disclaims any obligation to update any forward-looking statements as a result of new information, future events or otherwise.Non-GAAP Information:For additional important information and disclosure regarding our use of non-GAAP metrics, specifically adjusted net income, please see our most recent earnings release, issued on February 10, 2022. See the Appendix to this presentation for an explanation and reconciliation of non-GAAP adjusted net income attributable to shareholders (or "adjusted net income" or “ANI”) to GAAP net income attributable to shareholders and ANI per diluted share to GAAP net income per diluted share.Note: The Company rounds amounts in the consolidated financial statements to thousands and calculates all percentages and per-share data from underlying whole-dollar amounts. Thus, certain amounts may not foot, crossfoot, or recalculate exactly based on reported numbers due to rounding.   WEX Forward-Looking Statements

 4Q2021 Highlights          Fleet    Travel & Corporate    Health & Employee Benefits  Up 24.7%   Up 77.9%   Up 78.6%   4Q2021 Segment Revenue Growth Vs. 4Q2020   +22.8%   +9.1%   +30.4%   (1)  Slide 22 in the appendix shows a comparable revenue presentation for periods prior to Q4 2021 as if the revenue for one customer was on a net basis. This change would have reduced revenue by $16 million in the fourth quarter of 2020.

 Full Year 2021 Highlights          Fleet    Travel & Corporate    Health & Employee Benefits  Up 18.6%   Up 58.9%   2021 Segment Revenue Growth Vs. 2020   +13.9%   +16.9%   +21.0%   Up 50.9%   (1) Health and Employee Benefits segment represents US Healthcare purchase volume only

2021 Strategy Highlights

2021 STRATEGIC PILLARS

- Mitigate Risk & Maximize Scale
- Deliver Modular, Integrated Solutions
- Grow Through Diversification
- Foster Culture & Talent
- Continue to Win in the Marketplace

OUR VALUES

INNOVATION / EXECUTION / INTEGRITY / RELATIONSHIPS / COMMUNITY

2021 HIGHLIGHTS

- Record revenue - more than $125M above previous record high
- Strong new customer signings in each line of business
- Continued to experience strong organic revenue growth within long term expectations
- Cloud migration continued - now ~ 80% of volume in the cloud
- Another strong enrollment season for US Health business setting up well for 2022
- Continued execution of M&A strategy and capitalizing on synergies
- Employee resource groups support nearly 1000 employees

5

 Executing on the WEX Strategy  2021 TECHNOLOGY FOCUS  CONTINUE TO WIN IN THE MARKETPLACE    Digital marketing engineAI powered service enhancementsCloud Native Capabilities~80% of platform in the cloud

 Weekly Volume Metrics    Key UpdatesYTD 2022 average domestic fuel price is $3.48Weekly purchase volume changes for March 2021 through February 2022 have been benchmarked to 2019 to provide a more meaningful comparisonIncludes purchase volume for eNett and Optal as if they were owned for the entire period shownThis chart will no longer be provided after this quarter.  Fleet Payment Processing Gallon Volume & Travel and Corporate Payments Purchase Volume

 Weekly Volume Metrics    Key Updates:Includes purchase volume for eNett and Optal as if they were owned for the entire period shownTravel customer purchase volume April 2021 - June 2021 not shown due to scale. Actual growth rates were between 200% and 1800%This chart will no longer be provided after this quarter  Fleet Payment Processing Gallon Volume & Travel and Corporate Payments Purchase Volume

Weekly Volume Metrics


SaaS Account Growth Rate and Health Purchase Volume
SaaS Y-o-Y Account Growth Rate
30.0%
20.0%
10.0%
—%
July, 2020
August, 2020
September, 2020
October, 2020
November, 2020
December, 2020
January, 2021
February, 2021
March, 2021
April, 2021
May, 2021
June, 2021
July, 2021
August, 2021
September, 2021
October, 2021
November, 2021
December, 2021
January, 2022


US Healthcare Purchase Volume % Change Y-o-Y and Benchmarked to 2019 for March 2021 and later
100.0%
50.0%
—%
(50.0)%
7/3/2020
7/24/2020
8/14/2020
9/4/2020
9/25/2020
10/16/2020
11/6/2020
11/27/2020
12/18/2020
1/8/2021
1/29/2021
2/19/2021
3/12/2021
4/2/2021
4/23/2021
5/14/2021
6/4/2021
6/25/2021
7/16/2021
8/6/2021
8/27/2021
9/17/2021
10/8/2021
10/29/2021
11/19/2021
12/10/2021
12/31/2021
1/21/2022
Week Ending

Key Updates

- SaaS account growth - driver of ~3/4 of health segment revenue growth - remains strong
- Weekly purchase volume changes for March 2021 through February 2022 have been benchmarked to both 2019 and 2020 to provide a more meaningful comparison
- These charts will no longer be provided after this quarter

NOTE: Blue line represents year over year change in purchase volume. Green dots reflect the purchase volume benchmarked to 2019 levels for March 2021 and later periods

9

 WEX Full Year and Fourth Quarter 2021 Financial Results

 Company Results - Full Year 2021   (In thousands except per share data)  2021  2020  $ ∆ Yr/Yr  % ∆ Yr/Yr  Total Revenue  $1,850,542  $1,559,869  $290,673  18.6%            Net income (loss) attributable to shareholders  $137  ($243,638)  $243,775  NM  Net income (loss) attributable to shareholders per diluted share  $0.00  ($5.56)  $5.56  NM            Adjusted net income attributable to shareholders  $414,057  $268,324  $145,733  54.3%  Adjusted net income attributable to shareholders per diluted share  $9.14  $6.06  $3.08  50.8%  Record high revenue with double digit increases in each segment    NM = Not meaningful

 Company Results - 4Q 2021   (In thousands except per share data)  4Q21  4Q20  $ ∆ Yr/Yr  % ∆ Yr/Yr  Total Revenue  $497,538  $398,990  $98,548  24.7%            Net loss attributable to shareholders  $(11,760)  $(234,200)  $222,440  NM  Net loss attributable to shareholders per diluted share  ($0.26)  ($5.30)  $5.04  NM            Adjusted net income attributable to shareholders  $116,773  $64,831  $51,942  80.1%  Adjusted net income attributable to shareholders per diluted share  $2.58  $1.45  $1.13  77.9%  Record high quarterly revenue  NM = Not meaningful

 Revenue Breakdown - 4Q 2021     4Q21  4Q20  $ ∆ Yr/Yr  % ∆ Yr/Yr  Total Revenue  $497,538  $398,990  $98,548  24.7%  Segment Revenue          Fleet Solutions  $306,829  $235,379  $71,450  30.4%  Travel and Corporate Solutions  $81,512  $74,690  $6,822  9.1%  Health and Employee Benefit Solutions  $109,197  $88,921  $20,276  22.8%  Strong revenue growth in each segment  Slide 22 in the appendix shows a comparable revenue presentation for periods prior to Q4 2021 as if the revenue for one customer was on a net basis. This change would have reduced revenue by $16 million in the fourth quarter of 2020.   In thousands unless otherwise noted

 Fleet Solutions    4Q21  4Q20  $ ∆ Yr/Yr  % ∆ Yr/Yr  Total Segment Revenue ($)  306,829  235,379  71,450  30.4%  Payment Processing Revenue ($)  146,333  98,955  47,378  47.9%  Finance Fee Revenue ($)  75,679  53,373  22,306  41.8%  All Other Revenue ($)  84,817  83,051  1,766  2.1%            Payment Processing Transactions  132,894  118,287  14,607  12.3%  Net Payment Processing Rate (%)  1.16%  1.27%  (0.11)%  (8.7)%  Average US Fuel Price (USD/gallon)  $3.42  $2.26  $1.16  51.3%  Net Late Fee Rate (%)  0.48%  0.54%  (0.06)%  (11.1)%  Solid transaction growth leads to impressive revenue growth  In thousands unless otherwise noted

 Travel and Corporate Solutions    4Q21  4Q20  $ ∆ Yr/Yr  % ∆ Yr/Yr  Total Segment Revenue ($)  81,512  74,690  6,822  9.1%  Payment Processing Revenue ($)  68,747  62,376  6,371  10.2%  All Other Revenue ($)  12,765  12,314  451  3.7%            Purchase Volume ($)  10,916,015  4,968,321  5,947,694  119.7%  Net Interchange Rate (%)  0.63%  1.26%  (0.63)%  (50.0)%  Continued strong growth in purchase volume and revenue   Slide 22 in the appendix shows a comparable revenue presentation for periods prior to Q4 2021 as if the revenue for one customer was on a net basis. This change would have reduced revenue by $16 million in the fourth quarter of 2020. In thousands unless otherwise noted

 Health and Employee Benefit Solutions    4Q21  4Q20  $ ∆ Yr/Yr  % ∆ Yr/Yr  Total Segment Revenue ($)  109,197  88,921  20,276  22.8%  Payment Processing Revenue ($)  15,969  14,985  984  6.6%  Account Servicing Revenue ($)  83,779  64,432  19,347  30.0%  All Other Revenue ($)  9,449  9,504  (55)  (0.6)%            Purchase Volume ($)  1,146,436  1,074,977  71,459  6.6%  Average Number of SaaS Accounts  16,222  14,502  1,720  11.9%  Strong US Health revenue growth  In thousands unless otherwise noted

Selected Operating Expenses


Operating Expenses (GAAP)
$ (Millions)
750
500
250
0
196.4
192.7
215.9
211.7
168.6
4Q21
4Q20
Cost of services
Selling general and administrative
Impairment charge and legal settlement

Segment Adjusted Operating Income Margin (1)		
	Three months ended December 31,	
	2021	2020
Fleet Solutions	50.9%	42.2%
Travel and Corporate Solutions	38.8%	20.1%
Health and Employee Benefit Solutions	19.2%	20.5%
Adjusted operating income margin (1)	37.1%	28.8%

- Increase in Fleet Solutions segment adjusted operating income margin reflects revenue growth, very low credit losses, higher fuel prices and operating leverage in expense base
- Increase in Travel and Corporate Solutions segment adjusted operating income margin reflects additional benefits from eNett and Optal synergies, scale from increased revenue, and benefit from change to net revenue presentation for one significant customer
- Decrease in Health and Employee Benefit Solutions segment adjusted operating income margin reflects acquisition of benefitexpress in June 2021
- Unallocated Corporate costs as a percentage of total revenue were up slightly

(1) Adjusted operating income margin is derived by dividing adjusted operating income by the revenue of the corresponding segment (or the entire Company for adjusted operating income). See the appendix to the presentation for a reconciliation of GAAP operating income to total segment adjusted operating income and adjusted operating income.

17

 Key UpdatesANI tax rate of 25.3% vs 22.4% last yearChange in geographic mix of earnings moved ANI tax rate higher vs last yearGAAP tax rate of 50.0% vs 7.0% last yearAdditional valuation allowance related to eNett and Optal deferred tax assetsNear breakeven GAAP earnings for the quarter leading to a much larger effective tax rate  Tax Rate

 Additional Balance Sheet Items      Key UpdatesCorporate cash1 balance was approximately $153 millionRemaining borrowing capacity of $759 million on credit facilityLeverage ratio, as defined in the credit agreement, was 3.4X, down from 3.7X in Q4 last year    1 Corporate cash is calculated in accordance with the terms of our consolidated leverage ratio in the Company’s Amended and Restated Credit Agreement as filed with the SEC2 Total financing debt includes drawn amounts on Revolving Line of Credit, Term A, Term B, Notes and Convertible Notes      2

Guidance

	Q1 2022 OUTLOOK	Δ Yr/Yr	FY 2022 OUTLOOK	Δ Yr/Yr
Revenue (in millions)	$495 - $505	20% - 23%	$2,050 - $2,090	11% - 13%
Adjusted Net Income[1] (in millions)	$117 - $122	44% - 50%	$517 - $536	25% - 29%
Adjusted Net Income Earnings per Diluted Share[1]	$2.55 - $2.65	42% - 48%	$11.20 - $11.60	23% - 27%
Domestic Fuel Prices ($ / Gallon)	$3.52	29%	$3.55	14%
Fleet Credit Loss (Basis Points)	11 - 16		10 - 15	
Adjusted Net Income Tax Rate	25% - 26%		25% - 26%	
Number of Shares Outstanding	47.5 million		47.5 million	

1 The Company's adjusted net income guidance, which is a non-GAAP measure, excludes unrealized gains and losses on financial instruments, net foreign currency gains and losses, changes in fair value of contingent consideration, acquisition related intangible amortization, other acquisition and divestiture related items, stock-based compensation, other costs, loss on sale of subsidiary, impairment charges, debt restructuring and debt issuance cost amortization, non-cash adjustments related to tax receivable agreement, similar adjustments attributable to our non-controlling interests and certain tax related items. We are unable to reconcile our adjusted net income guidance to the comparable GAAP measure without unreasonable effort because of the difficulty in predicting the amounts to be adjusted, including but not limited to, foreign currency exchange rates, unrealized gains and losses on derivative instruments, acquisition and divestiture related items and adjustments to the redemption value of a non-controlling interest, which may have a significant impact on our financial results.

20

 Appendix

   Travel and Corporate Payments Revenue, Margin, Volume and Net Interchange - Adjusted  Key UpdatesFor comparative purposes, graphs show revenue, net interchange rate and adjusted operating income margin in all periods as if a specific customer contract was reported on a net basis to reflect accounting change implemented in Q4 2021Adjusted operating income margin in Q4 was 38.8%

Impacts of Amended Contract on Travel and Corporate Solutions Segment

	Q4 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021
Reported:					
Volume	$ 4,968,321	$ 6,107,675	$ 8,736,019	$ 12,799,555	$ 10,916,015
Net interchange rate**	1.26 %	0.94 %	0.78 %	0.62 %	0.63 %
Revenue	$ 74,690	$ 70,642	$ 81,762	$ 91,002	$ 81,512
Adjusted operating expenses	$ 59,654	$ 63,627	$ 64,605	$ 59,945	$ 49,881
Adjusted operating income	$ 15,036	$ 7,015	$ 17,157	$ 31,057	$ 31,631
% margin**	20.1 %	9.9 %	21.0 %	34.1 %	38.8 %

	Q4 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021
Adjusted:					
Volume	$ 4,968,321	$ 6,107,675	$ 8,736,019	$ 12,799,555	$ 10,916,015
Net interchange rate**	0.93 %	0.64 %	0.55 %	0.52 %	0.63 %
Revenue	$ 58,545	$ 52,386	$ 61,133	$ 77,713	$ 81,512
Adjusted operating expenses	$ 43,509	$ 45,371	$ 43,976	$ 46,656	$ 49,881
Adjusted operating income	$ 15,036	$ 7,015	$ 17,157	$ 31,057	$ 31,631
% margin**	25.7 %	13.4 %	28.1 %	40.0 %	38.8 %

- Accounting presentation changed in Q4 2021 from gross revenue recognition to net, with a corresponding change in sales and marketing costs for one significant customer
- There is no impact on earnings from this change

Accounting presentation changed in Q4 2021 from gross revenue recognition to net, with a corresponding change in sales and marketing costs for one significant customer. This table reflects the contract calculated under both accounting presentations. To make such calculation, the following numbers were subtracted from both the Revenue and Adjusted operating expenses line items in the Reported table to arrive at the numbers in the same line items on the Adjusted table: $15,036 in Q4 2020, $7,015 in Q1 2021, $17,157 in Q2 2021, and $31,057 in Q3 2021.

** These metrics are derived based on the revenue.

23

 WEX Non-GAAP Reconciliation  Reconciliation of GAAP Operating Income to Total Segment Adjusted Operating Income and Adjusted Operating Income                  Three months ended December 31,        Year Ended December 31,      In thousands   2021    2020    2021    2020  Operating Income  $ 108,359     $ (197,129)    $ 342,000     $ (91,673)  Unallocated corporate expenses   23,858      17,625      78,218      62,938   Acquisition-related intangible amortization   46,981      43,297      181,694      171,144   Other acquisition and divestiture related items   8,035      26,680      40,533      57,787   Legal settlement   —      162,500      —      162,500   Impairment charge   —      53,378      —      53,378   Loss on sale of subsidiary   —      —      —      46,362   Stock-based compensation   13,779      20,782      76,550      65,841   Other costs   7,518      5,575      23,171      13,555   Debt restructuring costs   129      10      6,185      535   Total Segment Adjusted Operating Income:  $ 208,659     $ 132,718     $ 748,351     $ 542,367   Unallocated corporate expenses   (23,858)     (17,625)     (78,218)     (62,938)  Adjusted operating income  $ 184,801     $ 115,093     $ 670,133     $ 479,429

WEX Non-GAAP Reconciliation

(In thousands except per share data)	Three Months Ended December 31, 2021	per diluted share	Three Months Ended December 31, 2020	per diluted share	Year Ended December 31, 2021	per diluted share	Year Ended December 31, 2020	per diluted share
Net (loss) income attributable to shareholders	$ (11,760)	$ (0.26)	$ (234,200)	$ (5.30)	$ 137	$ —	$ (243,638)	$ (5.56)
Unrealized (gains) losses on financial instruments	(19,720)	(0.44)	(5,079)	(0.11)	(39,190)	(0.86)	27,036	0.62
Net foreign currency loss (gain)	964	0.02	(6,190)	(0.14)	12,339	0.27	25,783	0.59
Change in fair value of contingent consideration	(4,800)	(0.11)	—	—	40,100	0.88	—	—
Acquisition–related intangible amortization	46,981	1.05	43,297	0.98	181,694	4.01	171,144	3.90
Other acquisition and divestiture related items	8,035	0.18	21,782	0.49	36,916	0.81	57,787	1.32
Legal settlement	—	—	162,500	3.68	—	—	162,500	3.71
Stock–based compensation	13,779	0.31	20,782	0.47	76,550	1.70	65,841	1.50
Other costs	7,518	0.17	5,084	0.12	23,171	0.52	13,064	0.30
Loss on sale of subsidiary	—	—	—	—	—	—	46,362	1.06
Impairment charge	—	—	53,378	1.21	—	—	53,378	1.22
Debt restructuring and debt issuance cost amortization	2,336	0.05	30,074	0.68	21,768	0.48	40,063	0.91
ANI adjustments attributable to non–controlling interests	62,176	1.39	9,191	0.21	132,030	2.91	(42,910)	(0.98)
Tax related items	11,264	0.25	(35,788)	(0.81)	(71,458)	(1.58)	(108,086)	(2.47)
Dilutive impact of stock awards	—	(0.03)	—	(0.03)	—	—	—	(0.06)
Adjusted net income attributable to shareholders	$ 116,773	$ 2.58	$ 64,831	$ 1.45	$ 414,057	$ 9.14	$ 268,324	$ 6.06

25

The Company's non-GAAP adjusted net income excludes unrealized gains and losses on financial instruments, net foreign currency gains and losses, change in fair value of contingent consideration, acquisition-related intangible amortization, other acquisition and divestiture related items, legal settlement, stock-based compensation, other costs, loss on sale of subsidiary, impairment charges, debt restructuring and debt issuance cost amortization, similar adjustments attributable to our non-controlling interests and certain tax related items. The Company's non-GAAP adjusted operating income excludes acquisition-related intangible amortization, other acquisition and divestiture related items, legal settlement, loss on sale of subsidiary, stock-based compensation, other costs, debt restructuring costs and impairment charges. Total segment adjusted operating income incorporates these same adjustments and further excludes unallocated corporate expenses.Although adjusted net income, adjusted operating income and total segment adjusted operating income are not calculated in accordance with GAAP, these non-GAAP measures are integral to the Company's reporting and planning processes and the chief operating decision maker of the Company uses segment adjusted operating income to allocate resources among our operating segments. The Company considers these measures integral because they exclude the above specified items that the Company's management excludes in evaluating the Company's performance. Specifically, in addition to evaluating the Company's performance on a GAAP basis, management evaluates the Company's performance on a basis that excludes the above items because: Exclusion of the non-cash, mark-to-market adjustments on financial instruments, including interest rate swap agreements and investment securities, helps management identify and assess trends in the Company’s underlying business that might otherwise be obscured due to quarterly non-cash earnings fluctuations associated with these financial instruments. Additionally, the non-cash, mark-to-market adjustments on financial instruments are difficult to forecast accurately, making comparisons across historical and future quarters difficult to evaluate; Net foreign currency gains and losses primarily result from the remeasurement to functional currency of cash, accounts receivable and accounts payable balances, certain intercompany notes denominated in foreign currencies and any gain or loss on foreign currency hedges relating to these items. The exclusion of these items helps management compare changes in operating results between periods that might otherwise be obscured due to currency fluctuations; The change in fair value of contingent consideration, which is related to the acquisition of certain contractual rights to serve as custodian or sub-custodian to Health Savings Accounts, is dependent upon changes in future interest rate assumptions and has no significant impact on the ongoing operations of the Company. Additionally, the non-cash, mark-to-market adjustments on financial instruments are difficult to forecast accurately, making comparisons across historical and future quarters difficult to evaluate; The Company considers certain acquisition-related costs, including certain financing costs, investment banking fees, warranty and indemnity insurance, certain integration related expenses and amortization of acquired intangibles, as well as gains and losses from divestitures to be unpredictable, dependent on factors that may be outside of our control and unrelated to the continuing operations of the acquired or divested business or the Company. In addition, the size and complexity of an acquisition, which often drives the magnitude of acquisition-related costs, may not be indicative of such future costs. The Company believes that excluding acquisition-related costs and gains or losses on divestitures facilitates the comparison of our financial results to the Company’s historical operating results and to other companies in our industry; Legal settlement represents the consideration paid to the sellers of eNett and Optal in excess of the businesses' fair values, which is nonrecurring and does not reflect future operating expenses resulting from this acquisition; The loss on sale of subsidiary relates to the divestiture of the Company's former Brazilian subsidiary as of the date of sale, September 30, 2020, and the associated write-off of its assets and liabilities. As previously discussed, gains and losses from divestitures are considered by the Company to be unpredictable and dependent on factors that may be outside of our control. The exclusion of these gains and losses are consistent with the Company's practice of excluding other non-recurring items associated with strategic transactions;Stock-based compensation is different from other forms of compensation, as it is a non-cash expense. For example, a cash salary generally has a fixed and unvarying cash cost. In contrast, the expense associated with an equity-based award is generally unrelated to the amount of cash ultimately received by the employee, and the cost to the Company is based on a stock-based compensation valuation methodology and underlying assumptions that may vary over time; Certain other costs are not consistently occurring and do not reflect expected future operating expense, nor do they provide insight into the fundamentals of current or past operations of our business. This also includes costs related to certain identified initiatives, including technology initiatives, to further streamline the business, improve the Company’s efficiency, create synergies and globalize the Company’s operations and remediate material weaknesses such as the one identified during the 2018 fiscal year, all with an objective to improve scale and efficiency and increase profitability going forward. For the year ended December 31, 2020, other costs include certain costs incurred in association with the COVID-19 pandemic, including the cost of providing additional health, welfare and technological support to our employees as they work remotely;Impairment charges represent non-cash asset write-offs, which do not reflect recurring costs that would be relevant to the Company’s continuing operations. The Company believes that excluding these nonrecurring expenses facilitates the comparison of our financial results to the Company’s historical operating results and to other companies in its industry;Debt restructuring and debt issuance cost amortization are unrelated to the continuing operations of the Company. Debt restructuring costs are not consistently occurring and do not reflect expected future operating expense, nor do they provide insight into the fundamentals of current or past operations of our business. In addition, since debt issuance cost amortization is dependent upon the financing method, which can vary widely company to company, we believe that excluding these costs helps to facilitate comparison to historical results as well as to other companies within our industry;The adjustments attributable to non-controlling interests, including adjustments to the redemption value of a non-controlling interest, have no significant impact on the ongoing operations of the business; The tax related items are the difference between the Company’s GAAP tax provision and a pro forma tax provision based upon the Company’s adjusted net income before taxes as well as the impact from certain discrete tax items. The methodology utilized for calculating the Company’s adjusted net income tax provision is the same methodology utilized in calculating the Company’s GAAP tax provision. The Company does not allocate certain corporate expenses to our operating segments, as these items are centrally controlled and are not directly attributable to any reportable segment.For the same reasons, WEX believes that adjusted net income, adjusted operating income and total segment adjusted operating income may also be useful to investors when evaluating the Company's performance. However, because adjusted net income, adjusted operating income and total segment adjusted operating income are non-GAAP measures, they should not be considered as a substitute for, or superior to, net income, operating income or cash flows from operating activities as determined in accordance with GAAP. In addition, adjusted net income, adjusted operating income and total segment adjusted operating income as used by WEX may not be comparable to similarly titled measures employed by other companies.   WEX Non-GAAP Reconciliation